EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------

21.75             Monthly Statement for August 1997

                            STATEMENT TO CERTIFICATEHOLDERS

   Security Pacific National Bank                   Current Collection Period:
                                                    01-Jul-97 to 31-Jul-97
   SPNB Home Equity Loan Asset Backed Securities    P & S Agreement Date:
   7.85%  Class A Certificates, Series     1991-1   Original Settlement Date:
   8.85%  Class B Certificates, Series     1991-1   Distribution Date: 15-Aug-97

   Distribution to Holders of Class A Certificates (per Certificate with a $1,000 denomination)

1.00  i.    Amount Allocable to Class A Monthly Principal               0.000000
      ii.   Amount of Class A Principal Shortfall                       0.000000
      iii.  Carryover Class A Principal Shortfall After Such
               Distribution                                             0.000000

2.00  i.    Amount Allocable to Class A Monthly Interest                0.000000
      ii.   Amount of Class A Interest Shortfall                        0.000000
      iii.  Amount of Class A Carryover Interest Shortfall              0.000000
      iv.   Remaining Class A Carryover Interest Shortfall After
               Such Distribution                                        0.000000

   Distribution to Holders of Class B Certificates (per Certificate with a $1,000 denomination)

3.00  i.    Amount Allocable to Class B Monthly Principal              17.375900

4.00  i.    Amount Allocable to Class B Monthly Interest                6.941573
      ii.   Amount of Class B Interest Shortfall                        0.000000
      iii.  Amount of Class B Carryover Interest Shortfall              0.000000
      iv.   Remaining Class B Carryover Interest Shortfall After
               Such Distribution                                        0.000000


5.00  i.    Ending Class A Certificate Principal Balance                    0.00
      ii.   Ending Class A Principal Factor                            0.000000%

6.00  i.    Ending Class B Certificate Principal Balance           77,582,817.91
      ii.   Ending Class B Principal Factor                           92.385437%

7.00  i.    Ending Pool Balance                                    77,582,817.91
      ii.   Ending Pool Factor                                         9.931461%

8.00  i.    Amount of Voluntary Advances                                    0.00

9.00  i.    Number of Mortgage Loans 30 to 59 Days Delinquent                 64
      ii.   Percentage of Mortgage Loans 30 to 59 Days Delinquent          2.75%
      iii.  Aggregate Principal Balances of Mortgage Loans 30 to 59
               Days Delinquent                                      2,714,060.83
      iv.   Percentage of Principal Balances 30 to 59 Days
               Delinquent                                                  3.50%

      v.    Number of Mortgage Loans 60 to 89 Days Delinquent                 20
      vi.   Percentage of Mortgage Loans 60 to 89 Days Delinquent          0.86%
      vii.  Aggregate Principal Balances of Mortgage Loans 60 to
               89 Days Delinquent                                     908,741.43
      viii. Percentage of Principal Balances 60 to 89 Days
               Delinquent                                                  1.17%

      ix.   Number of Mortgage Loans 90 or More Days Delinquent               17
      x.    Percentage of Mortgage Loans 90 or More Days Delinquent        0.73%
      xi.   Aggregate Principal Balances of Mortgage Loans 90 or
               More Days Delinquent                                 1,018,474.45
      xii.  Percentage of Principal Balances 90 or More Days
               Delinquent                                                  1.31%

10.00 i.    Aggregate Principal Balance of Mortgage Loans in
               Foreclosure                                                  0.00
      ii.   Number of Mortgage Loans in Foreclosure                            7
      iii.  Book Value of Real Estate Acquired Through Foreclosure
               or Grant of a Deed                                     809,000.00

11.00       Class B Surety Bond Amount                             92,374,810.00
               (after giving effect to all distributions for such Distribution Date)